Exhibit 21

Operating Subsidiaries of Ableauctions.com, Inc.

Unlimited Closeouts Inc.

Ojai, California

0716590 B.C. Ltd.

Coquitlam, British Columbia

Jarvis Industries Ltd.

Coquitlam, British Columbia

Icollector.com Technologies, Ltd.

Coquitlam, British Columbia

Rapidfusion Technologies Inc.

Coquitlam, British Columbia

Gruv Development Corporation

Coquitlam, British Columbia

Axion Investment Corporation

Coquitlam, British Columbia

Gruv Holdings Corporation

Coquitlam, British Columbia

1963 Lougheed Holdings Ltd.

Coquitlam, British Columbia

AAC Holdings Ltd.

Coquitlam, British Columbia